UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PENN NATIONAL GAMING, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Penn National Gaming, Inc.

825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

November 12, 2008

ERRATA - PAGE 55

PLEASE NOTE:  Page 55 of the Penn National Gaming, Inc. (the “Company”) Proxy Statement for the Annual Meeting of Shareholders to be held on November 12, 2008 contains an inadvertent error.  The deadline for shareholders interested in submitting a proposal for inclusion in the proxy materials for the 2009 Annual Meeting of Shareholders scheduled to be held on June 3, 2009 was incorrectly indicated to be November 24, 2009.  To be eligible for inclusion in the proxy materials for the Company’s 2009 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than November 24, 2008 and the reference on Page 55 of the Proxy Statement to November 24, 2009 is hereby amended to be November 24, 2008.